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                                                                    Exhibit 99.3
                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR

                                       of

                         Advanstar Communications Inc.
               9-1/4% Senior Subordinated Original Notes due 2008


To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
, 1998 (the "Prospectus") of Advanstar Communications Inc., a New York corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer to exchange $1,000 principal amount of its 9-1/4% Senior Subordinated Notes due 2008, which have been registered under the Securities Act of 1933 (the "Exchange Notes") for a like principal amount of its outstanding 9-1/4 Senior Subordinated Notes due 2008, (the "Original Notes"), which have not been so registered (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

     $               of the 9-1/4% Senior Subordinated Original Notes due 2008.
      ---------------

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] TO TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered if any):
          $
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     [ ]  NOT TO TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to, the representations that (i) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and
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                                     -2-

cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer --Purposes and Effects of the Exchange Offer" and (iv) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company or a broker-dealer tendering Original Notes acquired directly from the Company for its own account; (b) to agree, on behalf of the undersigned as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Original Notes.

                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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